UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2012

Viropro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Delaware Avenue Suite 1212 Buffalo, NY	14202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 855-3611

N/A

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 30, 2012Viropro, Inc. (the “Company” or “we”, “us”) and KBL, LLP (KBL) mutually agreed to terminate Viropro’s engagement with KBL as its independent registered accounting firm.

KBL conducted an audit for Fiscal Year End November 30, 2009 (before a change in the Fiscal Year-End Date), as well as conducted reviews for Fiscal Year End November 30, 2010 and the transition period covering the month of December  31, 2010. KBL conducted the audit for 2010 and 3 reviews for 2011. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

From December 16, 2009 when KBL was engaged, through the termination of the engagement with KBL on July 30, 2012, there were no disagreements between the Company and KBL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KBL would have caused KBL to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided a copy of this disclosure to KBL and an opportunity to furnish the Company with a letter stating whether it agrees or disagrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.

Effective January 25, 2013, we engaged LBB & Associates as our new Independent registered public accounting firm. The decision to engage LBB & Associates was approved by our board of directors.  During its two most recent fiscal years, and during any subsequent interim period prior to the date of LBB & Associates’ engagement, the Company did not consult the new auditor regarding either: (i) the application of accounting principles to a proposed or completed specified transaction, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event within the meaning set forth in Regulation S-K, Item 304 a(1)(iv) or (a)(1)(v).

On March 19, 2013, Viropro, Inc. retained L. Buether, CPA LLC to compile month-end and annual balance sheets and related statements of income, retained earnings and other accounting reports for Viropro Inc. for the years ended December 31, 2011 and December 31, 2012 and issue accountant's reports thereon in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 16, 2013

VIROPRO, INC.

/s/ Cynthia Ekberg Tsai

Cynthia Ekberg Tsai, Chair and CEO